CODE OF ETHICS

                            FOR NON-ACCESS PERSONS OF
                        STRONG CAPITAL MANAGEMENT, INC.,
                            STRONG INVESTMENTS, INC.,
                          HERITAGE RESERVE DEVELOPMENT
                                CORPORATION, INC.
                           AND FLINT PRAIRIE, L. L. C.





                         STRONG CAPITAL MANAGEMENT, INC.

                                November 9, 2001

                                 CODE OF ETHICS

                            For Non-Access Persons of
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                 Heritage Reserve Development Corporation, Inc.
                           and Flint Prairie, L. L. C.
                             Dated November 9, 2001

                                TABLE OF CONTENTS

I.  INTRODUCTION.........................................................................................1
         A.  Fiduciary Duty..............................................................................1
                  1.  Place the interests of clients first...............................................1
                  2.  Avoid taking inappropriate advantage of their position.............................1
                  3.  Conduct all Personal Securities Transactions in full compliance with this Code including reporting requirements........................................1
         B.  Appendices to the Code......................................................................2
                  1.  Definitions........................................................................2
                  2.  Acknowledgment of Receipt of Code of Ethics........................................2
                  3.  Annual Code of Ethics Questionnaire................................................2
                  4.  Gift Policy........................................................................2
                  5.  Insider Trading Policy.............................................................2

II.  TRADE REPORTING REQUIREMENTS........................................................................2
         A.  Reporting Requirements......................................................................2
         B.  Disclaimers.................................................................................2
         C.  Availability of Reports.....................................................................2
         D.  Record Retention............................................................................3
                  1.  Code of Ethics.....................................................................3
                  2.  Violations.........................................................................3

III.  FIDUCIARY DUTIES...................................................................................3
         A.  Confidentiality.............................................................................3
         B.  Gifts.......................................................................................3
                  1.  Accepting Gifts....................................................................3
                  2.  Solicitation of Gifts..............................................................3
                  3.  Giving Gifts.......................................................................3
         C.  Payments to Advisory Clients or Shareholders................................................3
         D.  Corporate Opportunities.....................................................................3
         E.  Service as a Director.......................................................................3
         F.  Involvement in Criminal Matters or Investment-Related Civil Proceedings.....................4


IV.  COMPLIANCE WITH THIS CODE OF ETHICS.................................................................4
         A.  Code of Ethics Review Committee.............................................................4
                  1.  Membership, Voting, and Quorum.....................................................4
                  2.  Investigating Violations of the Code...............................................4
                  3.  Annual Reports.....................................................................4
         B.  Remedies....................................................................................5
                  1.  Sanctions..........................................................................4
                  2.  Sole Authority.....................................................................4
                  3.  Review.............................................................................4
         C.  Compliance Certification....................................................................5
         D.  Inquiries Regarding the Code................................................................5

                                 CODE OF ETHICS

                            For Non-Access Persons of
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                 Heritage Reserve Development Corporation, Inc.
                           and Flint Prairie, L. L. C.
                             Dated November 9, 2001

                               TABLE OF APPENDICES


  Appendix 1   (Definitions).............................................................................6
  Appendix 2   (Acknowledgment of Receipt of Code of Ethics).............................................8
  Appendix 3   (Annual Code of Ethics Questionnaire).....................................................9
  Appendix 4   (Gift Policy)............................................................................12
  Appendix 5   (Insider Trading Policy).................................................................14

17

                                 CODE OF ETHICS

                            For Non-Access Persons of
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.,
                 Heritage Reserve Development Corporation, Inc.
                           and Flint Prairie, L. L. C.
                             Dated November 9, 2001

                    I. INTRODUCTION(1)

     A. FIDUCIARY DUTY. This Code of Ethics is based upon the principle that directors, officers and associates of Strong Capital Management, Inc. ("SCM"), Strong Investments, Inc. ("SII"), and Flint Prairie, L. L. C. ("Flint Prairie") and such other affiliated entities of the foregoing that may from time to time adopt this Code (each of which is individually referred to herein as a "Company") have a fiduciary duty to place the interests of clients ahead of their own. Associates must avoid activities, interests and relationships that might interfere with making decisions in the best interests of each Company and its clients.

         As fiduciaries, associates must at all times:

                  1. PLACE THE INTERESTS OF CLIENTS FIRST. Associates must scrupulously avoid serving their own personal interests ahead of the interests of the clients of each Company. AN ASSOCIATE MAY NOT INDUCE OR CAUSE AN ADVISORY CLIENT TO TAKE ACTION, OR NOT TO TAKE ACTION, FOR PERSONAL BENEFIT, RATHER THAN FOR THE BENEFIT OF THE CLIENT.

                  2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Strong Funds, SCM, SII, Flint Prairie or their clients could call into question the exercise of an associate's independent judgment. Associates may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

                  3.  CONDUCT  ALL  PERSONAL  SECURITIES  TRANSACTIONS  IN  FULL
         COMPLIANCE WITH THIS CODE INCLUDING REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of clients and each Company. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that may indicate an abuse of fiduciary duties.

          a. Associates are prohibited from purchasing any Securities in an initial public offering (IPO).

          b. Associates are prohibited from any transactions in a Security while in possession of material non-public information regarding the Security or the issuer of the Security (see Insider Trading Policy, Appendix 5).

          c. Associates are prohibited from transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

_____________
1 Capitalized words are defined in Appendix 1.

     B. APPENDICES TO THE CODE. The appendices to this Code are attached hereto, are a part of the Code and include the following:

          1. DEFINITIONS (Appendix 1),

          2. ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS (Appendix 2),

          3. ANNUAL CODE OF ETHICS QUESTIONNAIRE (Appendix 3),

          4. GIFT POLICY (Appendix 4), and

          5. INSIDER TRADING POLICY (Appendix 5).


               II. TRADE REPORTING REQUIREMENTS

     A. REPORTING REQUIREMENT. EVERY ASSOCIATE AND MEMBERS OF HIS OR HER IMMEDIATE FAMILY MUST ARRANGE FOR THE COMPLIANCE DEPARTMENT TO RECEIVE DIRECTLY FROM ANY BROKER, DEALER OR BANK THAT EFFECTS ANY SECURITIES TRANSACTION,
DUPLICATE COPIES OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION AND PERIODIC STATEMENTS FOR EACH BROKERAGE ACCOUNT IN WHICH SUCH ASSOCIATE HAS A BENEFICIAL INTEREST. Additionally, securities held in certificate form that are not included in the periodic statements must also be reported. To assist in making these arrangements, the Compliance Department will send a letter to each brokerage firm based on the information provided by the Non-Access Person in Appendix 2.

     The foregoing are exempt from the above reporting requirement: (1) open-end investment companies including but not limited to the Strong Funds; (2) bankers acceptances; (3) bank certificates of deposit ("CDs"); (4) commercial paper; (5) repurchase agreements when backed by exempt securities; (6) U. S. Government Securities, (7) the acquisition of equity securities in dividend reinvestment plans ("DRIPs") when the acquisition is directly through the issuer or its non-broker agent; or (8) securities of the employer of a member of the associate's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan.

     B. DISCLAIMERS. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

     C. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will be available for inspection by the Boards of Directors of SCM and SFDI; the Board of Directors of each Strong Fund; the Code of Ethics Review Committee; the Compliance Department; the associate's department manager (or designee); any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SCM, SII or Flint Prairie is a member, and any state securities commission; as well as any attorney or agent of the foregoing, the Strong Funds, SCM, SII or Flint Prairie.

     D. RECORD RETENTION. The Company shall keep and maintain for at least six years records of the procedures it follows in connection with the reporting requirements of this Code.

          1. CODE OF ETHICS. A copy of the Code of Ethics which is, or at any time has been, in effect.

          2. VIOLATIONS. A record of any violation of such Code of Ethics and any action taken as a result of such violation.

                    III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Associates are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory
Clients except to persons whose responsibilities require knowledge of the information.

     B. GIFTS. The following provisions on gifts apply only to associates of SCM, SII and Flint Prairie.

          1. ACCEPTING GIFTS. On occasion, because of their position with the Company and its affiliates, associates thereof may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with the Company. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity the Company. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), customary business meals, entertainment (E.G., sporting events) and promotional items (E.G., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy (Appendix 4) for additional information.

          If an associate receives any gift that might be prohibited under this Code, the associate must inform the Compliance Department.

          2. SOLICITATION OF GIFTS. Associates may not solicit gifts or gratuities.

          3. GIVING GIFTS. Associates may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media or clients of the Company. Please see the Gift Policy (Appendix 4) for additional information.

     C. PAYMENTS TO ADVISORY CLIENTS OR SHAREHOLDER. Associates may not make any payments to Advisory Clients or Shareholders in order to resolve any type of Advisory Client or Shareholder complaint. All such matters must be handled by the Legal Department.

     D. CORPORATE OPPORTUNITIES. Associates may not take personal advantage of any opportunity properly belonging to any client or Company.

     E. SERVICE AS A DIRECTOR. No associate may serve on the board of directors of a publicly-held company not affiliated with the Company or the Strong Funds absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected associate be isolated through "Chinese Wall" or other procedures from those making investment decisions related to the issuer on whose board the associate sits.

F. INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL PROCEEDINGS. Each Non-Access Person must notify the Compliance Department, as soon as reasonably practical, if arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations), or if named as a defendant in any Investment-Related civil proceedings or any administrative or disciplinary action.

               IV. COMPLIANCE WITH THIS CODE OF ETHICS

     A. CODE OF ETHICS REVIEW COMMITTEE.

          1. MEMBERSHIP, VOTING, AND QUORUM. The Code of Ethics Review Committee shall consist of Senior Officers of SCM. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled, and in the case of extended absences or periods of unavailability, alternates may be selected by the majority vote of the remaining members of the Committee. However, in the event that the General Counsel or Deputy General Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

          2. INVESTIGATING VIOLATIONS OF THE CODE. The General Counsel, or his or her designee, is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an associate of SCM, SII or Flint Prairie for which significant remedial action was taken will be reported to the Boards of Directors of the Strong Funds at the next regularly scheduled quarterly Board meeting.

          3. ANNUAL REPORTS. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the Boards of Directors of SCM, SII and each Strong Fund that:

               a. Summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifies any violation requiring significant remedial action during the past year;

               c. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     B. REMEDIES.

          1. SANCTIONS. If the Code of Ethics Review Committee determines that an associate has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), impose a fine, civil referral to the SEC, criminal referral, and termination of employment for cause. The Code of Ethics Review Committee may also require the associate to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization.

          2. SOLE AUTHORITY. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3. below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3. REVIEW. Whenever the Code of Ethics Review Committee determines that an associate has committed a violation of this Code that merits significant remedial action, it will report promptly to the Boards of Directors of SCM and/or SII (as appropriate), and no less frequently than the quarterly meeting to the Boards of Directors of the applicable Strong Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of SCM, SII and the Strong Funds may modify such sanctions as they deem appropriate. Such Boards may have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

     C. COMPLIANCE CERTIFICATION. At least annually, all associates will be required to certify on the Annual Code of Ethics Questionnaire set forth in Appendix 3, or on a document substantially in the form of Appendix 3, that they have complied with the Code in all respects.

     D. INQUIRIES REGARDING THE CODE. The Compliance Department will answer any questions about this Code or any other compliance-related matters.

                                                                      Appendix 1
                                   DEFINITIONS

     "ADVISORY CLIENT" means any client (including both investment companies and managed accounts) for which SCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An associate is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an associate has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "COMPANY" means "SCM", "SII", "Flint Prairie" and such other affiliated entities of the foregoing that may from time to time adopt this Code.

     "CODE" means this Code of Ethics.

     "COMPLIANCE   DEPARTMENT"  means  the  designated  persons  in  the  Strong
Legal/Compliance Department.

     "IMMEDIATE FAMILY" of an associate means any of the following persons who reside in the same household as the associate:

                  child                         grandparent                     son-in-law
                  stepchild                     spouse                          daughter-in-law
                  grandchild                    sibling                         brother-in-law
                  parent                        mother-in-law                   sister-in-law
                  stepparent                    father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "LEGAL DEPARTMENT" means the SCM Legal/Compliance Department.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness,certificate of interest or participation in any profit-sharing agreement, collteral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call straddle option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or intstrument commonly know as a "security," or any certificate of interest or participation in, temorary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an associate or a members of his or her Immediate Family has or acquires a Beneficial Interest.

     "SCM" means Strong Capital Management, Inc.

     "STRONG FUNDS" means the investment companies comprising the Strong Family of Mutual Funds.

     "U. S. GOVERNMENT SECURITY" means any security issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                                                                      Appendix 2
                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

     I acknowledge that I have received the Code of Ethics dated November 9, 2001, and represent that:

     1. In accordance with Section II.A. of the Code of Ethics, I will report all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, EXCEPT FOR transactions and holdings in (1) open-end investment companies including but not limited to the Strong Funds; (2) bankers acceptances; (3) bank certificates of deposit ("CDs"); (4) commercial paper; (5) repurchase agreements when backed by exempt securities; (6) U. S. Government Securities; (7) the acquisition of equity securities in dividend reinvestment plans ("DRIPs") when the acquisition is directly through the issuer or its non-broker agent; or (8) securities of the employer of a member of the associate's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP, or other similar plan.

     2. I have circled the letter next to the statement(s) that apply to me:

     a. I have a Beneficial Interest in Securities that are held in a brokerage account(s) in my name and/or another name.

     b. A member of my Immediate Family has a Beneficial Interest in Securities that are held in a brokerage account(s).

     c. I hold, or a member of my Immediate Family holds, securities in certificate form.

     d. I do not currently have a brokerage account, however, I will notify the Legal Department prior to opening one.

     If items (a) and/or (b) are circled, please provide the following information:

     i.   Name and Address of Brokerage Firm / Account Name / Account Number:


           ----------------------------------------------------

           ----------------------------------------------------

     ii. Please note - The Compliance Department will arrange for duplicate statements and confirmations for each account to be sent to Strong Capital Management.

     If item (c) is circled, please provide the following information:

     i.   Company Name / Quantity of Shares Held / Certificate Owner:

          ----------------------------------------------------


     3.   I will comply with the Code of Ethics in all other respects.

          ------------------------------          ------------------------------
           Associate Signature                     Date

          ----------------------------
           Print Name

CONFIDENTIAL                                                          APPENDIX 3

                      ANNUAL CODE OF ETHICS QUESTIONNAIRE1
                            For NON-ACCESS PERSONS of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                            Strong Investments, Inc.
                           and Flint Prairie, L. L. C.

                               September 25, 2001

Associate:  ____________________________ (please print name)


 I.  Introduction

     Non-Access Persons(2) are required to answer the following questions FOR THE YEAR SEPTEMBER 1, 2000, THROUGH AUGUST 31,2001. ANSWERS OF "NO" TO ANY OF THE QUESTIONS IN SECTIONS II AND III MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 3. Upon completion, please sign and return the questionnaire by FRIDAY, OCTOBER 5TH, to Jane Lisheron in the Compliance Department. All information provided is kept confidential to the maximum extent possible. If you have any questions, please contact Jane at extension 7126.

II.  Annual certification of compliance with the Code of Ethics

     A. Have you REPORTED all Securities Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under the Code of Ethics? (Reporting requirements include arranging for the Compliance
          Department   to  receive,   directly   from  your  broker,   duplicate
          transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Interest(3), as well as reporting securities held in certificate form. Circle "Yes", if there are no reportable transactions.)

         YES               NO               (CIRCLE ONE)

     B. Have you or will you immediately notify the Compliance Department of any arrests, arraignments, indictments, convictions or no contest pleas to any criminal offense (misdemeanor and/or felony) or been named as a defendant in any Investment or Non-Investment Related proceeding, or administrative or disciplinary action in a domestic, foreign or military court? (Circle "Yes" if you have not been arrested, arraigned, etc.)

         YES               NO               (CIRCLE ONE)


     C. Have you complied with the Code of Ethics in all other respects, including the gift policy?

         YES               NO               (CIRCLE ONE)

          LIST ON THE ATTACHMENT ALL REPORTABLE GIFTS(4) GIVEN OR RECEIVED FOR THE YEAR SEPTEMBER 1, 1999, THROUGH AUGUST 31, 2000, NOTING THE MONTH, "COUNTERPARTY," GIFT DESCRIPTION AND VALUE.

__________________________________
1) All defenitions used in this questionnaire have the same meaning as those in the Code of Ethics.
2) Access Persons and Independent Fund Directors of the Strong Funds must complete a separate questionnaire.
3) Please contact Jane Lisheron (x7126) if you are uncertain as to what confirmations and statements you have arranged for the Compliance Department to receive.
4) Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Legal), or (iii) food items consumed on the premises. Entertainment - i.e., a meal or activity with the vendor present does not have to be reported.


III. Annual certification of compliance with Insider Trading Policy

     A. Have you complied in all respects with the Insider Trading Policy dated October 22, 1999?

         YES          NO                (CIRCLE ONE)

ANSWERS OF "NO" TO ANY OF THE QUESTIONS IN SECTIONS II AND III MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 3.

IV.  Disclosure of directorships statement

     A. Are you, or is any member of your Immediate Family, a director of any publicly held companies(5)? (If "Yes," please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director.)

         YES               NO               (CIRCLE ONE)

     B. Are you, or is any member of your Immediate Family, a proprietor, officer, director, partner, employee, trustee or agent of another business organization? (For registered reps only, answers of "Yes" will be cross referenced with your U4 information)

         YES               NO               (CIRCLE ONE)

I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.


---------------------------------------------
Non-Access Person Signature

---------------------------------------------         --------------------------
Print Name                                            Date




____________________________________
5) Per Section III.F. of the Code of Ethics, no associate, other than an Independent Fund Director, may serve on the board of directors of a PUBLICLY HELD company.

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE

PLEASE EXPLAIN ALL "NO" RESPONSES TO QUESTIONS IN SECTIONS II AND III:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PLEASE LIST EACH COMPANY FOR WHICH YOU ARE, OR A MEMBER OF YOUR IMMEDIATE FAMILY IS, A DIRECTOR (SECTION IV):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

GIFTS FOR THE YEAR SEPTEMBER 1, 2000, THROUGH AUGUST 31,2001:

          MONTH                   GIFT GIVER / RECEIVER          GIFT DESCRIPTION                ESTIMATED VALUE
          -----                   ---------------------          ----------------                ---------------
1.___________________________________________________________________________________________________
2.___________________________________________________________________________________________________
3. __________________________________________________________________________________________________
4. __________________________________________________________________________________________________
5. __________________________________________________________________________________________________
6____________________________________________________________________________________________________
7.___________________________________________________________________________________________________
8.___________________________________________________________________________________________________
9.___________________________________________________________________________________________________
10.__________________________________________________________________________________________________
(CONTINUE ON AN ADDITIONAL SHEET IF NECESSARY.)

                                                                      Appendix 4

                                   GIFT POLICY

     The gift policy of Strong Capital  Management,  Inc.,  Strong  Investments,
Inc. and Flint Prairie, L. L. C., which covers both GIVING GIFTS TO and ACCEPTING GIFTS FROM clients, brokers, persons with whom we do business, or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

     Under our policy, associates may not give gifts to or accept gifts from vendors with a value in excess of $100 PER PERSON PER YEAR and must report to the firm annually if they accept certain types of gifts. The NASD defines a "gift" to include any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

     Questions regarding the appropriateness of any gift should be directed to the Legal/Compliance Department.

1. GIFTS GIVEN BY ASSOCIATES

     Under applicable NASD rules, an associate may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25.

     This memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate supervisory approval must be obtained before giving any gifts.

2. GIFTS ACCEPTED BY ASSOCIATES

     On occasion, because of their position within the firm, associates may be offered, or may receive without notice, gifts from vendors. Associates may not accept any gift or form of entertainment from vendors (E.G., tickets to the theater or a sporting event where the vendor does not accompany the associate) other than gifts of NOMINAL VALUE, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an associate must be reported to the firm, subject to certain exceptions (see heading 4 below). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

     Associates may not accept a gift of cash or a cash equivalent (E.G., gift certificates) in ANY amount, and under no circumstances may an associate solicit a gift from a vendor.

     Associates may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy. In such case, the gift should be forwarded to Legal, who will arrange for it to be donated to charity. Similarly, associates may wish to suggest to vendors that, in lieu of an annual gift, the vendors make a donation to charity. In either situation discussed in this paragraph, an associate would not need to report the gift to the firm (see heading 4 below).

3. EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

     Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an associate has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an associate tickets to a sporting event and the associate attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

     In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (E.G., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. REPORTING

     The NASD requires gifts to be reported to the firm. Except as noted below, associates must report annually all gifts given to or accepted from vendors (Legal will distribute the appropriate reporting form to associates).

     Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (E.G., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through Legal, or (iii) food items consumed on the firm's premises (E.G., candy, popcorn, etc.).


January 1, 1999

                                                                      Appendix 5

                      INSIDER TRADING POLICY AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING


A.       POLICY STATEMENT.
         ----------------

     1. INTRODUCTION. Strong Capital Management, Inc., Strong Investments, Inc., Heritage Reserve Development Corporation, Flint Prairie, L. L. C. and such other companies which adopt these Policies and Procedures (all of the foregoing entities are collectively referred to herein as "Strong") seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Strong by clients is something we should value and endeavor to protect. To further that goal, the Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

     2. PROHIBITIONS. Accordingly, associates are prohibited from trading, either personally or on behalf of others (including advisory clients), on material, nonpublic information or communicating material, nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every associate and extends to activities within and outside their duties at Strong. Any questions regarding this policy should be referred to the Compliance Department.

     3. GENERAL SANCTIONS. Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

     4. INSIDER TRADING DEFINED. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material, nonpublic information to others. While the law concerning insider trading is not static, it is currently understood that the law generally prohibits:

          a. trading by an insider, while in possession of material, nonpublic information;

          b. trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

          c. recommending the purchase or sale of securities on the basis of material, nonpublic information;

          d. communicating material, nonpublic information to others; or

          e. providing substantial assistance to someone who is engaged in any of the above activities.

     The elements of insider trading and the penalties for such unlawful conduct are described below. Any associate who, after reviewing these Policies and Procedures has any question regarding insider trading should consult with the Compliance Department. Often, a single question can forestall disciplinary action or complex legal problems.

     5. TENDER OFFERS. Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Associates should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

     6. CONTACT THE COMPLIANCE DEPARTMENT. To protect yourself, our clients, and Strong, you should contact the Compliance Department immediately if you believe that you may have received material, nonpublic information.

B. PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING. The following procedures have been established to aid Strong and all associates in avoiding insider trading, and to aid Strong in preventing, detecting, and imposing sanctions against insider trading. Every associate must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. Any questions about these procedures should be directed to the Compliance Department.

     1. INITIAL QUESTIONS. Before trading in the Securities of a company about which an associate may have potential inside information, an associate, whether trading for himself or herself or others, should ask himself or herself the following questions:

          a. IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

          b. IS THE INFORMATION NONPUBLIC? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, THE WALL STREET JOURNAL or other publications of general circulation?

     2. MATERIAL AND NONPUBLIC INFORMATION. If, after consideration of the above, any associate believes that the information is material and nonpublic, or if an associate has questions as to whether the information is material and nonpublic, he or she should take the following steps:

          a. Report the matter immediately to the Compliance Department.

          b. Do not purchase or sell the Securities either on the associate's own behalf or on the behalf of others.

          c. Do not communicate the information to anyone, other than to the Compliance Department.

          d. After the Compliance Department has reviewed the issue, the associate will be instructed to continue the prohibitions against trading and communication, or he or she will be allowed to trade and communicate the information.

     3. CONFIDENTIALITY. Information in an associate's possession that is identified as material and nonpublic may not be communicated to anyone, include persons within Strong, except as otherwise provided herein. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be sealed, access to computer files containing material, nonpublic information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone to avoid potential interception).

     4. ASSISTANCE OF THE COMPLIANCE DEPARTMENT. If, after consideration of the items set forth in Section B.2., doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.

     5. REPORTING REQUIREMENT. In accordance with Strong's Code of Ethics, every associate must arrange for the Compliance Department to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation for each Securities Transaction and periodic statement for each brokerage account in which such associate has a beneficial interest.

C.       INSIDER TRADING EXPLANATIONS.
         ----------------------------

     1. WHO IS AN INSIDER? The concept of "insider" is broad. It includes officers, directors and associates of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers and the associates of such organizations. In addition, Strong may become a temporary insider. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered an insider.

     2. WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. It need not be important that it would have changed the investor's decision to buy or sell. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any question about whether information is material to the Compliance Department.

     Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

     Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

     Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the United States Supreme
Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in THE WALL STREET JOURNAL and whether those reports would be favorable or unfavorable.

     3. WHAT IS NONPUBLIC INFORMATION? Information is nonpublic until it has been effectively disseminated broadly to investors in the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

     4. WHAT ARE THE PENALTIES FOR INSIDER TRADING? Penalties for trading on or communicating material, nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions; (b) treble damages; (c) disgorgement of profits; (d) jail sentences; (e) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (f) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition to the foregoing, any violation of this Policy with Respect to Insider Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.


January 1, 1999